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                     MASTER BUILDING SPACE LICENSE AGREEMENT
                             FOR CUSTOMER EQUIPMENT
                                 NO. 99-183-0001

CUSTOMER:                AppliedTheory Corporation

EFFECTIVE DATE:          July 2, 1999

COMMITMENT PERIOD:       Three (3) Years

ADDRESSES FOR NOTICES:
AppliedTheory Corporation                    AT&T
125 Elwood Davis Road                        4480 Willow Road, C-15B
Syracuse, NY 13212                           Pleasanton, CA 94588
Attn:    Contracts Manager                   Attn:    Cheryl Jurgensen
         (315) 453-2912                               Supervisor
                                                      (925) 224-4269

This Agreement between AT&T Corp. and its affiliated AT&T Communications interexchange companies (collectively "AT&T") and Customer establishes the terms and conditions under which AT&T will provide space and power to Customer's Equipment and Cable in selected AT&T Central Office Buildings. The specific Equipment, Cable, and AT&T Central Office Building will be identified in separate Space License Supplements that are appended to this Agreement as Appendix I-V. The terms and conditions for Customer's purchase of Cable are set forth in Appendix III.

TERM OF AGREEMENT
-----------------

After the Commitment Period, this Agreement will continue in effect until replaced by a renewal agreement or terminated pursuant to Section 12.A.

Each Space License Supplement will be coterminous with this Agreement unless terminated earlier under any of the termination provisions of this Agreement.

SPACE AND POWER
---------------

Under the terms and conditions of this Agreement and the Space License Supplements, AT&T licenses Customer to situate Customer's Equipment and Cable in AT&T Central Office Building space. This license is subject to the following conditions:

Except as provided below, the sole purpose of this license is to enable interconnection of the Equipment and Cable to telecommunications services furnished by AT&T under applicable tariffs and contracts, and Customer agrees not to make any other use of the license without the advance, express written consent of AT&T. Customer will be permitted to interconnect its Equipment and Cable to interexchange carriers other than AT&T (via baseline access services obtained by Customer from a baseline access service provider that has entered into an agreement with AT&T for the provision of baseline access services at the AT&T Central Office Building)


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for no more than forty percent (40%) of its DS3 equivalent IOCs at each AT&T
Central Office Building covered by this Agreement. Customer shall have no more than sixty (60) days following installation of its Equipment and Cable at the AT&T Central Office Building to be in compliance with the forty percent (40%) limitation. If, at any time after such sixty (60) days, Customer is not in compliance with the forty percent (40%) limitation at an AT&T Central Office Building, Customer and AT&T promptly will cooperate in reasonable efforts to resolve amicably the non-compliance situation. If the parties are not able to reach agreement on a resolution of the situation within ninety (90) days, AT&T shall have the right to terminate the Space License Supplement at that AT&T Central Office Building, and Customer shall pay AT&T a lump sum termination charge equal to the applicable monthly License Fee multiplied by the number of months remaining in the Commitment Period.

Customer will be the customer of record for all interconnected telecommunications services.

The license is limited to the Equipment and Cable described in the Space License Supplements. Additions or modifications require amendment or replacement of the Space License Supplements pursuant to Section 20.B. AT&T will furnish electrical power for the Equipment in accordance with the specifications in Appendix IV, the Space License Supplement.

PRICE AND PAYMENT
-----------------

The monthly License Fee for the Commitment Period and the Site Preparation Fee are identified in Appendix IV, the Space License Supplement.

After the Commitment Period, the License Fee will be at AT&T's then-current rate. Before any increase in the License Fee, AT&T will give Customer 90 days' written notice, and Customer will have the opportunity to terminate this agreement under Section 12.A.

The Site Preparation Fee and the first month's License Fee will be invoiced after the Work Completion Date identified in Appendix IV, the Space License Supplement.

Customer agrees to pay AT&T all charges under this Agreement within 30 days from the date of the invoice. Restricted endorsements, releases, or other statements on or accompanying checks accepted by AT&T will not be effective. E. The fixed fees do not include taxes. Customer agrees to pay any taxes (other than taxes on AT&T's real estate or net income) that may be levied upon any privileges and services furnished under this Agreement, unless Customer has provided AT&T with a valid tax exemption certificate.

INSTALLATION AND MAINTENANCE
----------------------------

If Customer has elected to have AT&T install or maintain Equipment, these services will be performed under the terms and conditions of the applicable AT&T Product Agreement, AT&T Maintenance Agreement, or equivalent. All other Equipment will be installed by Customer in



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conformity with AT&T-furnished specifications, and maintained by Customer in good working order.

Appendix III, Purchase of Cable, and Appendix IV, the Space License Supplement, identify the parties responsible for installation and maintenance of Cable. Cable that utilizes shared racks and risers will be installed and maintained by AT&T under this Agreement, and cannot be installed or maintained by Customer. Maintenance will be invoiced to Customer at AT&T's time and material rates.

CUSTOMER'S AGENTS
-----------------

         NOTE: THE REQUIREMENTS OF THIS SECTION APPLY ONLY IF CUSTOMERS ELECT TO USE NON-AT&T PERSONNEL TO PERFORM WORK IN THE AT&T CENTRAL OFFICE BUILDING.

AT&T licenses Customer, its non-AT&T contractors and subcontractors, and their respective officers, agents, and employees (collectively "Customer's Agents") to enter the AT&T Central Office Building, upon reasonable advance notice, for the purpose of installing, adjusting, testing, maintaining, or removing Equipment (and Cable, if Customer is permitted to do so under this Agreement). Entry for restoration of a service interruption may be obtained at any time, but advanced notice may be needed outside AT&T's regular business hours. Entry for routine or scheduled work will be limited to AT&T's regular business hours unless special arrangements have been made in advance.

Before using any non-AT&T contractor or subcontractor to perform work in an AT&T Central Office Building, Customer will (1) notify AT&T and obtain AT&T's prior written consent, which shall not be unreasonably withheld or delayed, and (2) cause each such contractor and subcontractor to execute and deliver to AT&T the nondisclosure agreement annexed to this Agreement as Appendix I.

Customer will furnish to AT&T, and keep current, a written list stating the name and identification number of each person authorized to obtain entry under the license granted in Section 5.A. All persons on the list who obtain entry will be deemed Customer's Agents for purposes of this Agreement.

Customer's Agents will comply with all applicable laws and ordinances; with the standards and practices of the telecommunications industry; and with all AT&T security procedures, building rules, and safety practices that have been brought to their attention. AT&T may revoke the entry privileges of persons who fail to comply or are disorderly.

Customer's Agents are prohibited from bringing any of the following materials into an AT&T Central Office Building: wet cell batteries, explosives, flammable liquids or gases, alcohol, controlled substances, weapons, cameras, tape recorders, and similar equipment and materials.

AT&T and its designees may observe the work activities of Customer's Agents in the AT&T Central Office Building, and may inspect at any time the Equipment and materials brought into the building. Customer's Agents shall refrain from using any products, tools, materials, or



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methods that, in AT&T's sole judgment, might endanger or interfere with the services, personnel, or property of AT&T or its vendors or customers, and AT&T reserves the right to take any reasonable action to prevent such potential harm.

Customer will insure or self-insure in accordance with Section 7 against claims involving Customer's Agents. Customer agrees to release and indemnify AT&T in accordance with Section 17 against:

claims or charges alleging or resulting from negligence, willful misconduct, or violations of law by Customer or Customer's Agents in connection with activities enabled by this Agreement; and

claims by any of Customer's Agents arising from dismissal, suspension, or termination of work, or from denial of entry to an AT&T Central Office Building; and claims by any person arising from Customer's nonpayment for goods or services.

RESPONSIBILITY FOR CUSTOMER'S EQUIPMENT
---------------------------------------

Customer is responsible for insuring or self-insuring its Equipment and Cable in accordance with Section 7.

If AT&T negligently or willfully damages any of Customer's Equipment and Cable, AT&T will repair or replace the damaged item (or, at AT&T's option, will reimburse Customer for the reasonable cost of repair or replacement), to the extent that the damage was caused by AT&T's negligence or willful misconduct, without negligence or willful misconduct by Customer or Customer's Agents.

AT&T's responsibilities to Customer in the event of any defect in or infringement by AT&T products will be governed by the contracts and associated warranties under which those products were sold. With respect to any Equipment, Cable, tools, test equipment, or other materials obtained by Customer or Customer's Agents from non-AT&T sources for use in the AT&T Central Office Building ("Non-AT&T Products"):

Customer agrees to indemnify AT&T in accordance with Section 17 against claims or recovery by any person on the basis of any defect, failure, malfunction, or harmful characteristic of the Non-AT&T Products; and

Customer agrees promptly to remove or render noninfringing, at Customer's own expense, any Non-AT&T Products found to infringe any United States patent, trademark, copyright, or other intellectual property right.

INSURANCE
---------

Unless self-insured pursuant to Section 7.B, Customer shall maintain the insurance coverage described in Appendix II.

Customer may elect to self-insure in lieu of obtaining all or any part of the insurance coverage required by this section, so long as Customer's net worth exceeds $100 million.



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If Customer self-insures or fails to maintain required coverage, Customer will release and indemnify AT&T in accordance with Section 17 against all claims (including without limitation claims alleging negligence or breach of contract by Customer, Customer's Agents, or AT&T) to the same extent that such claims would have been within the scope of the insurance described in Appendix II had Customer not elected to self-insure.

WARRANTY: WARRANTY EXCLUSION
----------------------------

         AT&T provides no communications services under this Agreement. AT&T warrants that any Cable installation and maintenance services furnished under this Agreement will be performed in a careful and workmanlike manner. AT&T MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

LIMITATIONS OF LIABILITY
------------------------

AT&T's charges under this Agreement are based in part on the insurance requirements and limitations of liability of this Agreement. Customer elects to accept charges calculated on this basis, and not to pay higher charges in return for an increase in the scope of AT&T's liability. Customer retains the right to purchase insurance to cover any additional loss or liability.

Nothing in this Section 9.B shall limit AT&T's liability to Customer in tort for AT&T's willful or intentional misconduct, or AT&T's liability under other agreements with Customer. SUBJECT TO THE FOREGOING, AND TO THE EXTENT NOT PROHIBITED BY LAW, CUSTOMER AGREES THAT AT&T'S ENTIRE LIABILITY FOR ANY SERVICE OUTAGE, LOSS, INJURY, OR DAMAGE RESULTING FROM ANY ACT OR OMISSION RELATED TO AT&T'S PROVISION OF SPACE, POWER, AND SERVICES UNDER THIS AGREEMENT SHALL NOT EXCEED CUSTOMER'S ACTUAL PROVEN DIRECT DAMAGES FOR BODILY INJURY OR DEATH AND (SUBJECT TO SECTION 6.B) THE REASONABLE COST OF REPAIR OR REPLACEMENT OF CUSTOMER'S EQUIPMENT AND CABLE.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, AND IRRESPECTIVE OF ANY FAULT OR NEGLIGENCE OR GROSS NEGLIGENCE BY EITHER PARTY OR ANY PERSON, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR



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SPECIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST
REVENUES, LOST SAVINGS, OR LOST PROFITS), IRRESPECTIVE OF WHETHER THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT PREJUDICE TO AT&T'S RIGHT TO RECOVER PAYMENTS DUE AT&T UNDER THIS AGREEMENT, AT&T AGREES TO RELEASE CUSTOMER FROM ANY CLAIM OR LIABILITY FOR ANY INDIRECT, INCIDENTAL,
CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES INCURRED BY AT&T AS A RESULT OF OR
IN CONNECTION WITH THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT. CUSTOMER AGREES TO RELEASE AT&T FROM ANY CLAIM OR LIABILITY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES INCURRED BY CUSTOMER, AND TO INDEMNIFY AT&T IN ACCORDANCE WITH SECTION 17 AGAINST ANY SUCH CLAIM BY ANY
PERSON DIRECTLY OR INDIRECTLY UTILIZING PRODUCTS OR SERVICES PROVIDED BY CUSTOMER, AS A RESULT OF OR IN CONNECTION WITH THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT. ANY HARM TO BUSINESS, LOST REVENUES, AND LOST PROFITS PROXIMATELY CAUSED BY WRONGFUL DISCLOSURE OR USE OF PROPRIETARY INFORMATION
SHALL BE DEEMED DIRECT DAMAGES.

THE LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND, WHETHER ACTIVE OR PASSIVE BY EITHER PARTY OR BY ANY PERSON).

FORCE MAJEURE
-------------

Neither party shall be liable under this Agreement or deemed in default of this Agreement for any damages or failure of performance (other than Customer's failure to pay amounts due) due to lightning; pest damage; power surges, fluctuations, or failures; strikes or labor disputes; water; acts of God; the elements; war, civil disturbances, acts of civil or military authorities or the public enemy; inability to secure materials; requirements and service priorities imposed by applicable laws, ordinances, regulations, or judicial or administrative orders; fuel or energy shortages; acts or omissions of third parties (other than Customer's Agents and AT&T's contractors); or any other cause beyond a party's reasonable control, whether or not similar to the foregoing.

If a force majeure event delays or prevents substantial performance of this Agreement by either party for 30 successive days, the other party may terminate the affected Space License Supplements without liability upon 10 days' written notice.

GOVERNMENTAL REQUIREMENTS:  NON-AT&T SPACE
------------------------------------------

Each party is responsible for complying, at its own expense, with all legal and regulatory requirements applicable to its activities. If a governmental permit, license, or approval needed by either party is denied, delayed, or granted subject to conditions that either party finds unacceptable, either party may terminate the affected Space License Supplement without liability by giving written notice to the other party not later than 30 days after notice of such governmental denial or conditional grant.

If Customer requires the use of non-AT&T space in the AT&T Central Office Building, AT&T will assist Customer's efforts to acquire such rights. If such rights are not available on terms and conditions satisfactory to Customer and AT&T, either party may terminate the affected Space License Supplement without liability on written notice to the other party.

Upon any termination under Section 11 .A or 11.B, Customer will pay AT&T on a time and materials basis for site preparation work performed prior to AT&T's receipt of the notice of termination.



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TERMINATION
-----------

After expiration of the Commitment Period, either party may terminate this Agreement or any Space License Supplement upon 30 days' written notice. Upon written notice either party may terminate this Agreement without liability at any time if there is no Space License Supplement currently in effect.

During the Commitment Period, a party may terminate without liability only by obtaining the other party's written consent, by declaring the other party to be in default under Section 12.C, or by exercising any of the express termination rights provided in this agreement. However, Customer for it's convenience may terminate any of the Space License Supplements upon 30 days' written notice by paying AT&T a lump sum termination charge equal to the monthly License Fee multiplied by the number of months remaining in the Commitment Period.

If either party violates or fails to comply with any of the material terms or conditions of this Agreement (including without limitation Customer's obligation to pay charges when due and AT&T's obligation to provide the space and services in accordance with the specifications contained in Appendix IV and V), and does not correct the breach within 30 days after written notice to cure, the other party may terminate this Agreement (or, at its option, the affected Space License Supplements) by written notice to the party in default. For purposes of
Section 12.B, termination by AT&T for Customer's default during the Commitment Period will be deemed a termination by Customer and will cause the termination charge to become due.

Upon written notice, AT&T may terminate this Agreement or the affected Space License Supplements without liability if AT&T reasonably determines that furnishing by contract any of the privileges and services described in this Agreement would violate any law, regulation, or ordinance. In such event, AT&T will cooperate with Customer to enable orderly transition of Customer's telecommunications services.

POST-TERMINATION ACTIVITIES
---------------------------

After termination of any Space License Supplement, Customer is responsible for arranging removal of its Equipment from the AT&T Central Office Building at Customer's sole risk and expense.

Because removal of installed Cable in shared racks and risers may cause damage to other cables, Customer agrees to relinquish such Cable to AT&T in lieu of removal. Upon termination of any Space License Supplement, all such Cable in that AT&T Central Office Building will be deemed abandoned in place and automatically conveyed to AT&T in "as is" condition, thereby becoming the property of AT&T, free of any interest or lien of any kind by Customer (or by any person claiming through Customer).

All obligations which by their nature continue beyond the term of this Agreement shall survive termination of this Agreement and its Space License Supplements.



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TARIFFS
-------

         This Agreement does not govern or affect tariffed services. In the event of any conflict between this Agreement and any tariff, the tariff will govern. Charges under this Agreement will not be abated or refunded for interruptions in tariffed services, and charges for tariffed services will not be abated or refunded due to delay or failure of performance of this Agreement.

RELOCATION
----------

         AT&T will designate the locations for Customer's Equipment and Cable, and the paths for ingress and egress by Customer's Agents. AT&T may require relocation of the Equipment and Cable upon 30 days' prior written notice to Customer. Cable and any Equipment that was originally installed by AT&T will be relocated by AT&T at no charge to Customer. Customer will be responsible for relocating all other Equipment, and AT&T will reimburse Customer for the reasonable cost of such relocation work performed by Customer's Agents. AT&T will provide at its own expense any additional or replacement site preparation and Cable needed to accommodate the new installation. AT&T and Customer will work together cooperatively to minimize any disruption of service in connection with such relocation.

NO ESTATE OR PROPERTY INTEREST: ENCUMBRANCES
--------------------------------------------

The licenses granted by this Agreement are nonexclusive, personal privileges allowing Customer to situate Equipment and Cable in AT&T Central Office Buildings. These licenses and the payments by Customer under this Agreement do not create or vest in Customer (or in any other person) any leasehold estate, easement, ownership interest, or other property right or interest of any nature in any part of an AT&T Central Office Building.

The parties intend that the Equipment and Cable, whether or not physically affixed to the AT&T Central Office Building, shall not be construed to be fixtures. Customer (or the lessor of the Equipment, if applicable) will report the Equipment and Cable as its personal property wherever required by applicable laws, and will pay all taxes levied upon them.

Customer agrees not to allow any third party to obtain any security or property right or interest in Cable (including without limitation any ownership interest, lien, or security interest).

Customer agrees to indemnify AT&T under Section 17 against actions by any person claiming an ownership or possessory interest, lien, trust, pledge, or security interest in any of the Equipment or Cable, including without limitation any attempt by such third party to take possession.

RELEASES: INDEMNIFICATION
-------------------------

Wherever this Agreement requires either party to release or indemnify the other party, the protection shall extend to such other party and its parent, subsidiaries, and affiliates, and their respective officers, directors, employees, agents, and contractors.



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For purposes of this Agreement, to "indemnify" means to indemnify, defend, and hold the indemnitee harmless against all losses, costs (including reasonable attorneys' fees), damages, and liabilities arising from claims, charges, or recovery by any person in connection with the causes for which indemnification is required.

If an indemnitee receives a written claim, notice of lawsuit, or demand that is covered by any of the indemnification provisions of this Agreement, the indemnitee will notify the indemnitor in writing and tender to the indemnitor the defense of such claim, lawsuit, or demand. If the indemnitor fails to assume the defense, it shall accept liability for the indemnitee's settlement of such third party claims, lawsuits, and demands.

NONDISCLOSURE: PUBLICITY
------------------------

In addition to the nondisclosure obligations of AT&T and Customer under law and under other agreements, Customer agrees to hold in confidence any proprietary information ("Information") of which Customer becomes aware in connection with the licenses granted by this Agreement. This Information may include, among other things, specifications, drawings, documentation, plans, and other technical or business information of AT&T, its customers (other than Customer), and its suppliers. For purposes of this Agreement, all such Information will be deemed the property of AT&T, and shall be returned to AT&T upon request. Customer shall not copy or remove Information from the AT&T Central Office Building without express written permission of AT&T. Unless the Information was known to Customer, free of any nondisclosure obligation, prior to disclosure by AT&T, or is received by Customer from a third party whose disclosure does not violate any nondisclosure obligation, Customer will:

hold the Information in confidence;

safeguard it with at least the same degree of care as Customer uses to prevent disclosure, use, or publication of its own proprietary information;

disclose it only to those of Customer's Agents with a need to know;

use the Information solely to enable Customer's use of the licenses granted by this Agreement; and

cause each of Customer's Agents to comply with the nondisclosure obligations of this Section 18.

Neither AT&T nor Customer shall publish or use any advertising, promotions, press releases, or other publicity materials which use the other party's name, logos, trademarks, or service marks, or which describe the arrangements enabled by this Agreement, without prior written approval of the other party.

Without using the other party's logos or marks, either party may disclose the pricing, terms and conditions of this Agreement to the extent the party is required to do so by a regulatory agency.

ASSIGNMENT
----------



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This Agreement is binding upon and shall inure to the benefit of the parties and their permitted successors and assigns.

Customer may assign its rights and obligations under this Agreement to any present or future affiliate, subsidiary, or successor, provided that customer also assigns all of the AT&T telecommunications services interconnected with the Equipment and Cable. Customer will remain jointly and severally liable with the assignee for any obligations existing as of the effective date of the assignment. The assignee must agree in writing to assume all obligations of Customer under this Agreement as of the effective date of the assignment (including without limitation any outstanding amounts payable under this Agreement).

AT&T may assign this Agreement or any part of this Agreement to any present or future affiliate, subsidiary, or successor, and may assign its right to receive payments. AT&T may subcontract any or all of the work to be performed by it under this agreement but shall retain responsibility for the work that is subcontracted.

Except as provided in Section 19.B and 19.C, neither party may assign this Agreement or any part of this Agreement without the prior written consent of the other party.

ADDITIONAL TERMS AND CONDITIONS
-------------------------------

All notices shall be in writing and delivered to each party at the address set forth above. Notices shall become effective when delivered to the addressee. The names and addresses may be changed at any time by written notice only.

Any modification or waiver of any provision of this Agreement or of any Space License Supplement must be in writing and signed by authorized representatives of both parties. However, each party may unilaterally designate a different address for the receipt of notices.

If any section or clause of this Agreement is held to be invalid or unenforceable, then the meaning of that section or clause shall be construed so as to render it enforceable to the extent permitted by law, the unenforceable portion shall be deemed stricken, and the remainder of the Agreement shall remain in effect, provided that the unenforceable provision does not go to the essence of the Agreement.

If either party fails to enforce any right or remedy available under this Agreement, that failure will not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party.

Except as otherwise expressly provided in Section 17.A, this Agreement does not provide third parties (including without limitation other customers of AT&T or of Customer) with any remedy, claim, liability, reimbursement, cause of action, or other right or privilege.

The section headings in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND



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GOVERNED BY THE LOCAL LAWS OF THE STATE OF NEW JERSEY.

THIS AGREEMENT AND THE ANNEXED APPENDICES I - V CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE LICENSES, SERVICES AND PRODUCTS PROVIDED UNDER THIS AGREEMENT. THIS AGREEMENT AND ITS APPENDICES SUPERSEDE ALL PRIOR AGREEMENTS, PROPOSALS, COMMUNICATIONS BETWEEN THE PARTIES, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, CONCERNING THESE LICENSES, SERVICES AND PRODUCTS.



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IN WITNESS WHEREOF, Customer and AT&T execute this Agreement by their duly authorized representatives:



APPLIEDTHEORY CORPORATION                  AT&T CORP


By:      /s/ John A. Wingert               By:         /s/ Barry Lubitz
         -------------------                           --------------------

Name:      John A. Wingert                 Name:       Barry Lubitz
           ---------------                             ----------------

Title:   Vice President - Operations       Title:      General Manager
         ---------------------------                   ---------------------

Date:             8/10/99                  Date:           8/11/99
                  -------                              ---------------